UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Cardiovascular Systems, Inc. (the “Company”) with the Securities and Exchange Commission on October 27, 2011. The sole purpose of the Amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, on October 25, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). In its Current Report on Form 8-K filed on October 27, 2011, the Company reported the results of voting at the Annual Meeting, including the recommendation by its stockholders in an advisory vote to hold an advisory vote for the approval of the compensation of the Company’s named executive officers every year.

The Company is hereby amending its Current Report on Form 8-K filed on October 27, 2011 as stated herein and as added by item (d) below.

(d) In light of the recommendation at the Annual Meeting by its stockholders in an advisory vote to hold an advisory vote for the approval of the compensation of the Company’s named executive officers every year, the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year until its next vote on the frequency of such stockholder advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer